                                                                         EX 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

                                                                                                              DOLLARS
COLLECTIONS

Payments received                                                                                          55,055,684.02
      Plus / (Less) :
            Net Servicer Advances                                                                             150,801.75
            Investment Earnings on funds in the Collection Account                                             65,603.50
                                                                                                           -------------
Net Collections                                                                                            55,272,089.27
      Plus / (Less) :
            Funds in Spread Account                                                                        14,005,302.00
                                                                                                           -------------
Total Available Funds                                                                                      69,277,391.27
                                                                                                           =============

DISTRIBUTIONS

      Servicing Fee                                                                        1,457,062.00
      Trustee and Other Fees                                                                   6,517.65
                                                                                           ------------

Total Fee Distribution                                                                                      1,463,579.65

      Note Interest Distribution Amount - Class A-1                          118,353.75
      Note Interest Distribution Amount - Class A-2                          871,208.33
      Note Interest Distribution Amount - Class A-3                          498,750.00
      Note Interest Distribution Amount - Class A-4                        1,014,062.50
                                                                          -------------
                                                                           2,502,374.58

      Note Principal Distribution Amount - Class A-1                      51,322,962.60
      Note Principal Distribution Amount - Class A-2                               0.00
      Note Principal Distribution Amount - Class A-3                               0.00
      Note Principal Distribution Amount - Class A-4                               0.00
                                                                          -------------
                                                                          51,322,962.60

Total Class A Interest and Principal Distribution                                                          53,825,337.18

      Note Interest Distribution Amount - Class B-1                          143,906.25
      Note Principal Distribution Amount - Class B-1                               0.00
                                                                          -------------

Total Class B Interest and Principal Distribution                                                             143,906.25

      Note Interest Distribution Amount - Class C-1                          170,000.00
      Note Principal Distribution Amount - Class C-1                               0.00
                                                                          -------------

Total Class C Interest and Principal Distribution                                                             170,000.00

      Note Interest Distribution Amount - Class D-1                          153,156.25
      Note Principal Distribution Amount - Class D-1                               0.00
                                                                          -------------

Total Class D Interest and Principal Distribution                                                             153,156.25

      Spread Account Deposit                                                                               13,521,411.94
                                                                                                           -------------

Total Distributions                                                                                        69,277,391.27
                                                                                                           =============

                        WFS FINANCIAL 2004-2 OWNER TRUST
                          Distribution Date Statement
                  for Collection Period ended August 31, 2004
                  for Distribution Date of September 20, 2004

PORTFOLIO DATA:
                                                                               # of loans
      Beginning Aggregate Principal Balance                                        90,093                    1,398,779,254.61

          Less:    Principal Payments                                                       (22,564,555.51)
                   Full Prepayments                                                (1,882)  (21,182,217.18)
                   Partial Prepayments                                                  -                -
                   Liquidations                                                      (194)   (2,891,287.73)
                                                                                            --------------
                                                                                                               (46,638,060.42)
                                                                                                             ----------------
      Ending Aggregate Principal Balance                                           88,017                    1,352,141,194.19
                                                                                                             ================

Ending Outstanding Principal Balance of Notes                                                                1,303,971,919.29
Overcollateralization Amount                                                                                    48,169,274.90
Overcollateralization Level                                                                                              3.56%

OTHER RELATED INFORMATION:

Spread Account:

         Beginning Balance                                                                   13,987,792.55
               Investment earnings on funds in spread account                                    17,509.45
               Less: Funds included in Total Available Funds                                (14,005,302.00)
               Deposits                                                                      13,521,411.94
               Reductions                                                                                -
                                                                                            --------------
         Ending Balance                                                                                         13,521,411.94

         Beginning Initial Deposit                                                           22,500,000.00
               Repayments                                                                                -
                                                                                            --------------
         Ending Initial Deposit                                                                                 22,500,000.00

Modified Accounts:
         Principal Balance                                                                            0.00               0.00
         Scheduled Balance                                                                            0.00               0.00

Servicer Advances:
         Beginning Unreimbursed Advances                                                        953,761.04
         Net Advances                                                                           150,801.75
                                                                                            --------------
                                                                                                                 1,104,562.79

Net Charge-Off Data:
         Charge-Offs                                                                          1,326,848.17
         Recoveries                                                                            (250,120.70)
                                                                                            --------------
         Net Charge-Offs                                                                                         1,076,727.47

Delinquencies ( P&I):                                                          # of loans
         30-59 Days                                                                 1,191    12,036,328.33
         60-89 Days                                                                   251     2,634,193.38
         90-119 Days                                                                   60       629,400.93
         120 days and over                                                              2        13,238.39

Repossessions                                                                          45       433,396.71

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and
   Servicing Agreement)                                                                 -                                   -

Cumulative Charge-Off Percentage                                                                                         0.07%

WAC                                                                                                                   10.8729%
WAM                                                                                                                    59.934

                        WFS FINANCIAL 2004-2 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

                              BEGINNING      NOTE MONTHLY                  TOTAL
            ORIGINAL         OUTSTANDING      PRINCIPAL       PRIOR      PRINCIPAL
            PRINCIPAL         PRINCIPAL      DISTRIBUTABLE  PRINCIPAL  DISTRIBUTABLE
CLASSES      BALANCE           BALANCE          AMOUNT      CARRYOVER     AMOUNT
-------      -------           -------          ------      ---------     ------
  A-1      240,000,000.00    117,794,881.89  51,322,962.60     0.00    51,322,962.60

  A-2      515,000,000.00    515,000,000.00           0.00     0.00             0.00

  A-3      210,000,000.00    210,000,000.00           0.00     0.00             0.00

  A-4      343,750,000.00    343,750,000.00           0.00     0.00             0.00

  B-1       56,250,000.00     56,250,000.00           0.00     0.00             0.00

  C-1       63,750,000.00     63,750,000.00           0.00     0.00             0.00

  D-1       48,750,000.00     48,750,000.00           0.00     0.00             0.00
         ----------------  ----------------  -------------     ----    -------------
TOTAL    1,477,500,000.00  1,355,294,881.89  51,322,962.60     0.00    51,322,962.60
         ================  ================  =============     ====    =============

                                       REMAINING          TOTAL
           PRINCIPAL      CURRENT     OUTSTANDING       PRINCIPAL
         DISTRIBUTION    PRINCIPAL      PRINCIPAL     AND INTEREST
CLASSES     AMOUNT       CARRYOVER       BALANCE      DISTRIBUTION
-------     ------       ---------       -------      ------------
  A-1    51,322,962.60      0.00       66,471,919.29  51,441,316.35

  A-2             0.00      0.00      515,000,000.00     871,208.33

  A-3             0.00      0.00      210,000,000.00     498,750.00

  A-4             0.00      0.00      343,750,000.00   1,014,062.50

  B-1             0.00      0.00       56,250,000.00     143,906.25

  C-1             0.00      0.00       63,750,000.00     170,000.00

  D-1             0.00      0.00       48,750,000.00     153,156.25
         -------------      ----    ----------------  -------------
TOTAL    51,322,962.60      0.00    1,303,971,919.29  54,292,399.68
         =============      ====    ================  =============

                    NOTE MONTHLY                   TOTAL
                      INTEREST        PRIOR       INTEREST        INTEREST      CURRENT    DEFICIENCY   POLICY
 NOTE    INTEREST   DISTRIBUTABLE   INTEREST    DISTRIBUTABLE   DISTRIBUTION   INTEREST      CLAIM      CLAIM
CLASSES    RATE        AMOUNT       CARRYOVER      AMOUNT          AMOUNT      CARRYOVER     AMOUNT     AMOUNT
-------    ----        ------       ---------      ------          ------      ---------     ------     ------
  A-1     1.16680%     118,353.75      0.00        118,353.75     118,353.75     0.00         0.00       0.00

  A-2     2.03000%     871,208.33      0.00        871,208.33     871,208.33     0.00         0.00       0.00

  A-3     2.85000%     498,750.00      0.00        498,750.00     498,750.00     0.00         0.00       0.00

  A-4     3.54000%   1,014,062.50      0.00      1,014,062.50   1,014,062.50     0.00         0.00       0.00

  B-1     3.07000%     143,906.25      0.00        143,906.25     143,906.25     0.00         0.00       0.00

  C-1     3.20000%     170,000.00      0.00        170,000.00     170,000.00     0.00         0.00       0.00

  D-1     3.77000%     153,156.25      0.00        153,156.25     153,156.25     0.00         0.00       0.00
                     ------------      ----      ------------   ------------     ----         ----       ----
TOTAL                2,969,437.08      0.00      2,969,437.08   2,969,437.08     0.00         0.00       0.00
                     ============      ====      ============   ============     ====         ====       ====

                        WFS FINANCIAL 2004-2 OWNER TRUST
                              Officer's Certificate
                   for Collection Period ended August 31, 2004
                   for Distribution Date of September 20, 2004

Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of August 31, 2004 and were performed in conformity with the Sale and Servicing Agreement dated May 01, 2004.

                                                 _______________________________
                                                 Lori Bice
                                                 Assistant Vice President
                                                 Director Technical Accounting

                                                 _______________________________
                                                 Susan Tyner
                                                 Vice President
                                                 Assistant Controller